Exhibit 10.17

Agreement to File Schedules, Supplements and Exhibits

Yucheng Technologies Limited, a company formed under the laws of the British Virgin Islands (“Yucheng”), hereby agrees to provide to the United States Securities and Exchange Commission (“SEC”), such schedules, supplements and exhibits to the Stock Purchase Agreement dated December 20, 2005, among Sihitech Company Limited, a limited liability company formed under the laws of the British Virgin Islands (“BVI”), Mega Capital Group Services Limited, a limited liability company formed under the laws of the BVI, Profit Loyal Consultants Limited, a limited liability company formed under the laws of the BVI, Elite Concord International Limited, a limited liability company formed under the laws of the BVI, China Century Holdings Group Limited, a company formed under the laws of the BVI, Shining Growth Investment Company, a limited liability company formed under the laws of the BVI, China Unistone Acquisition Corp. (“China Unistone”) a corporation formed under the laws of Delaware, Yucheng and certain shareholders of China Unistone.  Further, Agritech agrees to file as an exhibit to the Registration Statement on Form S-4or another filing with the SEC, if requested to be filed by the Staff of the SEC or if such agreement becomes material and subject to the filing requirements of Regulation S-K such above referenced schedules, supplements and exhibits.

Agreed as of this 17th day of March, 2006

/s/ Chih T. Cheung
Chich T. Cheung, President